Exhibit 99.1

Nine Energy Service Announces First Quarter 2018 Results

•	Revenue, Net Income and Adjusted EBITDAA of $173.8 million, $1.7 million and $24.1 million, respectively for the first quarter of 2018

•	First quarter 2018 Revenue and Adjusted EBITDA increased approximately 13% and 29%, respectively over the fourth quarter 2017

•	First quarter 2018 ROICB of 3%

HOUSTON, May 14, 2018 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2018 revenues of $173.8 million, net income of $1.7 million and adjusted EBITDA of $24.1 million. First quarter 2018 revenues increased approximately 13% as compared to the fourth quarter 2017 revenues of $154.3 million. For the first quarter of 2018, the Company reported net income of $1.7 million, or $0.08 per diluted share. This compares to a net loss of $(29.8) million, or $(1.89) per diluted share in the fourth quarter of 2017, which included a $35.5 million goodwill and intangible impairment. The Company reported first quarter 2018 adjusted EBITDA of $24.1 million, an increase of approximately 29% compared to fourth quarter 2017 adjusted EBITDA of $18.7 million, and represented the fifth sequential quarterly increase. The Company had provided first quarter 2018 revenue guidance between $166.0 and $168.0 million and adjusted EBITDA guidance between $22.0 and $24.0 million, with actual results outperforming the midpoint of first quarter 2018 revenue guidance by approximately 4% and the midpoint of first quarter adjusted EBITDA guidance by approximately 5%. For the first quarter of 2018, the Company generated an ROIC of 3%.

Nine’s President and Chief Executive Officer, Ann Fox, commented, “Nine continues to capitalize and execute on the improving macro backdrop, increasing adjusted EBITDA by 29% quarter over quarter and generating $17.3 million in cash flow from operations despite a use of net working capital due to growing revenue by 13%. North American land activity and completion complexity continue to increase, allowing the Company to differentiate through wellsite execution and a comprehensive technology portfolio. By having both the conveyance and the tools, we provide a differentiated and sustainable value proposition to our customers by driving efficiencies and increasing production.”

“The Completion Solutions Segment continues to drive growth for Nine. Completion Solutions revenue grew approximately 15% quarter over quarter despite no additional equipment coming online during the first quarter of 2018, but rather was driven by a significant increase in utilization and profitability across all service lines. We anticipate this trend will continue into the second quarter. Nine’s Scorpion Plugs continue to gain market share and we are still running field trials for the EON XLR frac sleeve and casing flotation tools.”

“We remain very optimistic on North American shale as macro fundamentals continue to improve. Our disciplined approach to deploying capital has allowed us to navigate the labor and supply chain constraints within the industry and maintain our service execution at the wellsite, while still delivering substantial financial growth. ROIC remains at the forefront for measuring

Company performance and guiding Management decision-making. Our 8% ROIC target for 2018 is on track. We are anticipating our sixth sequential quarter of revenue and adjusted EBITDA growth into the second quarter of 2018 and remain focused on supplementing our completions technology portfolio through our three-pronged strategy.”

Business Segment Results

Completion Solutions

During the first quarter of 2018, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services reported revenues of $154.6 million compared to fourth quarter 2017 revenues of $134.7 million, representing an approximate 15% increase. For the first quarter 2018, Completion Solutions reported adjusted gross profitc of $33.2 million compared to fourth quarter 2017 adjusted gross profit of $25.8 million, representing an approximate 29% increase.

Production Solutions

During the first quarter of 2018, the Company’s Production Solutions segment, which includes well services, generated revenues of $19.2 million compared to fourth quarter 2017 revenues of $19.6 million, representing an approximate 2% decrease. For the first quarter 2018, Production Solutions reported adjusted gross profit of $2.4 million compared to fourth quarter 2017 adjusted gross profit of $2.9 million, representing an approximate 19% decrease.

Other Financial Information

During the first quarter of 2018, the Company reported selling, general and administrative expense of $15.4 million, compared to $11.9 million for the fourth quarter of 2017. Depreciation and amortization expense (“D&A”) in the first quarter of 2018 was $15.0 million, compared to $15.3 million for the fourth quarter of 2017.

During the first quarter of 2018, the Company’s effective tax rate was 5%. The effective income tax rate for the quarter was primarily attributable to changes in pre-tax book income and valuation allowance positions as well as tax liability in states where income is expected to exceed available net operating losses.

Liquidity

During the first quarter of 2018, the Company reported net cash provided by operating activities of $17.3 million, compared to $1.9 million for the fourth quarter of 2017.

As of March 31, 2018, Nine’s cash and cash equivalents were $72.9 million with $50.0 million of revolver capacity, $49.4 million of which is currently available, resulting in a total liquidity position of $122.3 million as of March 31, 2018.

ABCSee end of press release for definitions

Conference Call Information

The call is scheduled for Monday, May 14, 2018 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 28, 2018 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13679364.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions throughout North America. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Strategically located throughout the U.S. and Canada, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

•

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general nature of the energy service industry risks related to economic conditions; volatility of crude oil and natural gas commodity prices; a decline in demand for our services, including due to declining commodity prices; our ability to implement price increases or maintain pricing of our core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of our capital resources and liquidity; our ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors to be discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic

Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Director, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
Revenues	$173,807	$154,280
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	138,227	125,566
General and administrative expenses	15,428	11,924
Depreciation	13,109	13,096
Amortization of intangibles	1,900	2,198
Impairment of intangibles	—	3,800
Impairment of goodwill	—	31,530
Loss on equity method investment	75	113
Loss (gain) on sale of property and equipment	370	(105)

Income (loss) from operations	4,698	(33,842)

Other expense
Interest expense	2,930	3,923

Total other expense	2,930	3,923

Income (loss) before income taxes	1,768	(37,765)
Provision (benefit) for income taxes	93	(7,954)

Net income (loss)	$1,675	$(29,811)
Net income (loss) per share
Basic	$0.08	$(1.89)
Diluted	$0.08	$(1.89)
Weighted average shares outstanding
Basic	21,902,519	15,773,015
Diluted	22,069,353	15,773,015
Other comprehensive income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(394)	$(6)

Total other comprehensive loss, net of tax	(394)	(6)

Total comprehensive income (loss)	$1,281	$(29,817)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$72,900	$17,513
Accounts receivable, net	116,080	99,565
Inventories	21,748	22,230
Prepaid expenses and other	6,859	7,929
Total current assets	217,587	147,237
Property and equipment, net	253,066	259,039
Goodwill	93,756	93,756
Intangible assets, net	61,645	63,545
Other long-term assets	1,181	4,806
Notes receivable from shareholders	10,501	10,476

Total assets	$637,736	$578,859

Liabilities and Stockholders’ Equity
Current liabilities
Long-term debt, current portion	$2,774	$241,509
Accounts payable	36,446	29,643
Accrued expenses	22,383	14,687
Income taxes payable	721	581

Total current liabilities	62,324	286,420
Long-term liabilities
Long-term debt	110,936	—
Deferred taxes	4,970	5,017
Other long term liabilities	66	64

Total liabilities	178,296	291,501

Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 24,278,857 and 15,810,540 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively)	239	158
Additional paid-in capital	555,685	384,965
Accumulated other comprehensive income (loss)	(4,078)	(3,684)
Retained earnings (accumulated deficit)	(92,406)	(94,081)
Total stockholders’ equity	459,440	287,358

Total liabilities and stockholders’ equity	$637,736	$578,859

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
Cash flows from operating activities
Net Income (loss)	$1,675	$(29,811)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	13,109	13,096
Amortization of intangibles	1,900	2,198
Amortization of deferred financing costs	853	403
Provision for doubtful accounts	(270)	183
Deferred tax benefit	(47)	(8,439)
Impairment of goodwill	—	31,530
Impairment of intangibles	—	3,800
Provision for inventory obsolescence	—	336
Stock-based and deferred compensation expense	2,240	1,188
Loss (gain) on sales of assets	370	(105)
Loss (gain) on revaluation of contingent consideration	1,063	(6)
Loss on equity method investment	75	113
Changes in operating assets and liabilities, net of effects from acquisitions		—
Accounts receivable	(16,387)	(5,240)
Inventories	406	(1,652)
Prepaid expenses and other current assets	757	1,761
Accounts payable and accrued expenses	11,357	(6,521)
Income taxes receivable/payable	140	581
Other assets and liabilities	66	(1,519)

Net cash provided by operating activities	17,307	1,896

Cash flows from investing activities
Proceeds from sales of assets	1,096	374
Proceeds from property and equipment casualty losses	—	203
Purchases of property and equipment	(6,468)	(15,225)

Net cash used in investing activities	(5,372)	(14,648)

Cash flows from financing activities
Borrowings on revolving credit facilities	—	2,981
Payments on revolving credit facilities	(96,182)	(787)
Payments on term loans	(155,701)	(750)
Proceeds from term loan	125,000	—
Payment of contingent liability on Scorpion purchase	—	(1,325)
Proceeds from issuance of common stock in IPO, net offering costs	171,616	—
Proceeds from other issuances of common stock	300	—
Deferred financing costs	(1,385)	—

Net cash provided by financing activities	43,648	119

Net increase (decrease) in cash and cash equivalents	55,583	(12,633)
Impact of foreign currency exchange on cash	(196)	(25)
Cash and cash equivalents
Beginning of period	17,513	30,171

End of period	$72,900	$17,513

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
Revenues
Completion Solutions	$154,644	$134,723
Production Solutions	19,163	19,557

	$173,807	$154,280

Gross profit(1)
Completion Solutions	$33,218	$25,793
Production Solutions	2,362	2,921

	$35,580	$28,714

General and administrative expenses	15,428	11,924
Depreciation	13,109	13,096
Amortization of intangibles	1,900	2,198
Impairment of intangibles	—	3,800
Impairment of goodwill	—	31,530
Loss on equity method investment	75	113
Loss (gain) on sale of assets	370	(105)

Income (loss) from operations	$4,698	$(33,842)

Capital expenditures
Completion Solutions	$5,283	$14,647
Production Solutions	692	578
Corporate	493	—

	$6,468	$15,225
Assets
Completion Solutions	$442,433	$428,702
Production Solutions	117,240	119,607
Corporate	78,063	30,550

	$637,736	$578,859
(1) Excludes depreciation and amortization, shown below.

	GEOGRAPHICAL SPLIT (In Thousands) (Unaudited)
	Three Months Ended
	March 31, 2018	December 31, 2017
Revenues
United States	$166,705	$148,294
Canada	7,102	5,986

	$173,807	$154,280

	March 31, 2018	December 31, 2017
Long-lived assets:
United States	$415,138	$426,858
Canada	5,011	4,764

	$420,149	$431,622

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
Calculation of gross profit
Revenues	$173,807	$154,280
Cost of revenues (exclusive of depreciation and amortization shown separately below)	138,227	125,566
Depreciation (related to cost of revenues)	12,892	12,860
Amortization	1,900	2,198

Gross profit	$20,788	$13,656

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$20,788	$13,656
Depreciation (related to cost of revenues)	12,892	12,860
Amortization	1,900	2,198

Adjusted gross profit	$35,580	$28,714

NINE ENERGY SERVICE, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
EBITDA reconciliation:
Net income (loss)	$1,675	$(29,811)

Interest expense	2,930	3,923
Depreciation	13,109	13,096
Amortization	1,900	2,198
Provision (benefit) from income taxes	93	(7,954)

EBITDA	$19,707	$(18,548)

Adjusted EBITDA reconciliation:
EBITDA	$19,707	$(18,548)

Impairment of goodwill and other intangible assets	—	35,330
Transaction expenses	377	207
Loss or gains from the revaluation of contingent liabilities (1)	1,063	(6)
Loss on equity investment	75	113
Non-cash stock-based compensation expense	2,240	1,188
Loss (gain) on sale of property and equipment	370	(105)
Legal fees and settlements (2)	305	196
Inventory write-down	—	335

Adjusted EBITDA	$24,137	$18,710

(1)	Loss or gain related to the revaluation of liability for contingent consideration relating to our acquisition of Scorpion to be paid in shares of Company common stock and in cash, contingent upon quantities of Scorpion Composite Plugs sold during 2016 and gross margin related to the product sales for three years following the acquisition.

(2)	Amount represents fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATIONS OF ROIC CALCULATIONS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017
Income (loss) from continuing operations, net of tax	$1,675	$(29,811)
Add back:
Interest Expense	2,930	3,923
Taxes on interest	(615)	(1,373)

After-tax net operating profit (loss)	$3,990	$(27,261)
Total capital as of prior period end:
Total stockholders’ equity	$287,358	$315,987
Total debt	242,235	240,840
Less cash and cash equivalents	(17,513)	(30,171)

Total capital	$512,080	$526,656

Total capital as of period end:
Total stockholders’ equity	$459,440	$287,358
Total debt	115,274	242,235
Less cash and cash equivalents	(72,900)	(17,513)

Total capital	$501,814	$512,080

Average total capital	$506,947	$519,368

ROIC	3%	-21%

AAdjusted EBITDA is defined as EBITDA further adjusted for (i) impairment of goodwill and other intangible assets, (ii) transaction expenses related to acquisitions or the Combination, (iii) loss from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) non-cash stock-based compensation expense, (vi) loss or gains on sale of assets, (vii) inventory write-down and (viii) adjustment for other expenses or charges, to exclude certain items which we believe are not reflective of ongoing performance of our business, such as transaction expenses associated with our IPO, legal expenses and settlement costs related to litigation outside the ordinary course of business, and restructuring costs. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure.

BROIC is defined as after-tax net operating profit, divided by average total capital. We define after-tax net operating profit as income (loss) from continuing operations (net of tax) plus interest expense, less taxes on interest. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We then take the average of the current and prior year-end total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in capital resource allocation decisions and in evaluating business performance.

CAdjusted gross profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.